UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2021

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Director

On August 17, 2021, Glenn Hutchins resigned from the Board of Directors (the “Board”) of Virtu Financial, Inc. (the “Company”), and the Board’s Strategy Committee and Risk Committee, effective immediately. As previously disclosed, Mr. Hutchins was nominated to the Board by Ordinal Holdings I, LP (f/k/a North Island Holdings I, LP) (“Ordinal”) pursuant to a nomination right held by Ordinal under that certain Amended and Restated Investment Agreement (the “Investment Agreement”), dated as of June 23, 2017, by and between the Company and Ordinal. Pursuant to the Investment Agreement, Ordinal is entitled to nominate two directors to the Board so long as Ordinal beneficially owns at least 50% of its shares of the Company’s Class A common stock held as of the closing of the investment contemplated by the Investment Agreement (the “Ordinal Investment”), and entitled to nominate one director so long as Ordinal beneficially owns less than 50% but at least 25% of its shares of the Company’s Class A common stock held as of the closing of the Ordinal Investment. On August 12, 2021, Ordinal entered into that certain Purchase Agreement with the Company, pursuant to which the Company agreed to repurchase from Ordinal 1,500,000 shares of the Company’s Class A common stock (the “Stock Purchase”) in accordance with the Company’s previously disclosed share repurchase program. Immediately following the closing of the Stock Purchase on August 13, 2021, Ordinal holds less than 50% but more than 25% of the shares of the Company’s Class A common stock that it held as of the closing of the Ordinal Investment, and in accordance with sections 4.4(a) and (c) of the Investment Agreement, Mr. Hutchins immediately resigned from the Board. Mr. Hutchins’ departure is not due to any disagreement with the Board or the Company’s management or any matter relating to the Company’s operations, policies or practices. Following Mr. Hutchins’ resignation, the Board consists of eleven directors. Ordinal’s other director nominee, Mr. Robert Greifeld, remains the Chairman of the Board.

Item 8.01. Other Events.

As of August 13, 2021, the Company has repurchased 11,064,638 shares of the Company’s Class A common stock for a total of $302,616,180.50 of the existing $470 million repurchase authorization, at an average cost of $27.35 per share of the Company’s Class A common stock.  In the third quarter of 2021 through August 13, 2021, the Company has repurchased 3,992,900 shares for a total of $104,033,543 at an average cost of $26.05 per share of the Company's Class A common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By	/s/ Justin Waldie
Name:	Justin Waldie
Title:	Senior Vice President, Secretary and General Counsel

Dated: August 17, 2021

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